UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/28/2007

Time Warner Telecom Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1284
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company has entered into Employment Agreements and Change of Control Employment Agreements effective September 28, 2007 with the following executive officers:

Mark Peters    Executive Vice President and Chief Financial Officer

Paul Jones      Executive Vice President, General Counsel and Regulatory Policy

Jill Stuart         Senior Vice President and Chief Accounting Officer

Employment Agreements

The initial terms of the Employment Agreements are three years for Messrs. Peters and Jones and 18 months for Ms. Stuart. The Agreements automatically renew for successive one year terms unless the Company notifies the executive of non-renewal at least sixty days prior to the end of the term or renewal term. The minimum annual base salaries payable under the Agreements are the current base salaries of $350,000 for Mr. Peters, $311,535 for Mr. Jones and $220,000 for Ms. Stuart. All have a target cash annual incentive of 75% of their base salaries, the actual payout of which may range from 0-200% depending on the Company's and the executive's actual performance.

If the Company terminates the executive's employment other than for Cause, as defined in the Agreement, the executive is entitled to a lump sum severance payment, contingent upon releasing the Company of all claims, equal to 1.5 times, in the case of Messrs. Peters and Jones, and one time, in the case of Ms. Stuart, their then current base salary and target incentive, plus certain payments for health care continuation coverage. In such case, the executive is bound by certain non-competition and non-solicitation covenants.

Change of Control Employment Agreements

The Change of Control Employment Agreements become effective when a Change of Control as defined in the Agreements occurs and supersede the Employment Agreements. If a Change of Control occurs and within 13 months (for Messrs. Peters and Jones) and 18 months (for Ms. Stuart) thereafter the executive is terminated by the Company or its successor without Cause, as defined in the Agreements, or the executive terminates his or her employment for Good Cause, as defined in the agreements (including a diminution of authority, position or responsibilities, or certain changes in work location), the executive is entitled to (i) a lump sum severance payment equal to 2 times base salary and target incentive, (ii) a prorated target incentive for the year in which the Change of Control occurs, and certain payments for health care continuation coverage. The payment is subject to the six-month delay mandated by Section 409A of the Internal Revenue Code, if applicable. Messrs. Peters and Jones also have the right during a 30-day period beginning on the one year anniversary of a Change of Control to terminate their employment for any reason and receive the severance payment described above.

Change of Control, as used in the Agreements, means that

(i) an individual, entity or group becomes the beneficial owner of 25% or more of the Company's outstanding common stock,

(ii) the current members of the Company's board of directors, or persons who were approved by a majority of the current members of the board of directors, cease to constitute a majority of the board or

(iii) consummation of a merger, share exchange of sale of substantially all of the Company's assets where the Company is not the surviving Company or the events described in (i) or (ii) above occur.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: October 04, 2007	By:	/s/ Tina Davis
Tina Davis
Senior Vice President and Deputy General Counsel